Exhibit 99.1

Contacts:	Matt Assiff, SVP & CFO
Copano Energy, L.L.C.
713-621-9547

Jack Lascar / jlascar@drg-e.com
Anne Vincent / avincent@drg-e.com
DRG&E / 713-529-6600
Copano Energy to Acquire Cantera Natural Gas, LLC from Metalmark Capital for $675 Million
Conference Call to Discuss Transaction Scheduled for Tuesday, September 4, 2007 at 3:00 P.M. Eastern
     HOUSTON, September 4, 2007 — Copano Energy, L.L.C. (NASDAQ: CPNO) announced today that it has signed a definitive purchase agreement to acquire Denver-based Cantera Natural Gas, LLC from Metalmark Capital for total consideration of $675 million (subject to certain closing adjustments). The purchase price consists of $562.5 million in cash, subject to closing adjustments, and 3,245,817 Class D units to be issued at closing. A portion of the cash consideration will be provided through Copano’s $335 million private placement of equity, also announced today, which will be completed at the closing of the transaction, in addition to the $112.5 million of equity placed with the seller. The balance of the cash consideration will be provided through underwritten debt financing. Copano anticipates closing in the fourth quarter of 2007, subject to customary closing conditions including Hart-Scott-Rodino Act approval.
     Cantera’s assets consist primarily of a 51.0% managing member interest in Bighorn Gas Gathering, LLC and a 37.04% managing member interest in Fort Union Gas Gathering, LLC, which operate natural gas pipeline systems in Wyoming’s Powder River Basin. The Bighorn system includes approximately 238 miles of natural gas gathering pipelines, which deliver natural gas into the Fort Union system. The Fort Union system consists of an approximately 105-mile, 24” pipeline with a 62-mile loop.
     “We are extremely pleased to expand Copano’s operations into the Rocky Mountain Region” stated John Eckel, Chairman and Chief Executive Officer of Copano Energy. “This transaction is expected to bring important benefits to Copano, including:
•	Franchise quality assets providing a leading operating platform optimally located in the Powder River Basin;

•	An outstanding operating team;

•	100% fixed fee contracts;

•	Highly visible long-term cash flows based on active drilling programs in coal bed methane in the Powder River Basin; and

•	Attractive growth opportunities.”
Mr. Eckel added, “Throughput on Cantera’s systems has been limited by takeaway capacity constraints. The current expansion project on the Fort Union system, to be fully completed in early 2008, will more than double its throughput capacity. We expect that this and other takeaway capacity expansion projects will increase 2010 EBITDA from the acquired operations to more than twice current levels. Although this transaction is expected to be nominally accretive to Copano’s stand-alone projections in 2008, we anticipate that it will provide double-digit accretion in 2010 and subsequent years.”
     Based on Copano’s more diversified geographic footprint and contract mix on a combined basis, management anticipates that it will recommend to the Board of Directors an increase in the quarterly cash distribution rate (currently an annualized rate of $1.76 per common unit) to at least an annual rate of $2.15 per common unit beginning with the third quarter of 2008, with appropriate interim increases. Additionally, management anticipates recommending further increases from that level to an anticipated level of $3.00 for the 2010 calendar year. Although Copano will continue to seek additional opportunities for growth through acquisitions and organic projects, the foregoing distribution goals are not dependent on future growth initiatives.
     The Class D units to be issued to the seller will be a new class of voting Copano units, which will automatically and without unitholder approval convert to common units upon the earlier of (i) payment of Copano’s common unit distribution with respect to the fourth quarter of 2009 and (ii) payment by Copano of $6.00 in cumulative distributions per common unit commencing with Copano’s common unit distribution with respect to the fourth quarter of 2007. Prior to the conversion, the Class D units will not be entitled to receive the quarterly distributions made on the common units. The Class D units will not be quoted for trading on NASDAQ or listed on any securities exchange.
     Morgan Stanley & Co. Incorporated served as financial advisor to Copano and provided a fairness opinion to Copano’s Board of Directors. Bank of America, N.A. provided a commitment for a new $550 million senior revolving credit facility. Citigroup Global Markets Inc. acted as Copano’s agent for the private placement of equity. Vinson & Elkins LLP represented Copano in the transaction and the related equity and debt financings.
Conference Call and Webcast
     Copano will hold a conference call to discuss this transaction on Tuesday, September 4, 2007 at 3:00 p.m. Eastern Daylight Time (2:00 p.m. Central Daylight Time). To participate in the call, dial (303) 262-2140 and ask for the Copano call at least 10 minutes prior to the start time, or access it live over the internet at http://www.copanoenergy.com on the “Investor Overview” page of the “Investor Relations” section of Copano’s website. To listen to the live call on the web, please visit the website at least 15 minutes prior to the call to register and download any necessary audio software.
     If you cannot participate in the live webcast, an archive will be available shortly after the call for 90 days on the “Investor Overview” page of the “Investor Relations” section of Copano’s website. Additionally, a telephonic replay will be available through October 3, 2007 and may be accessed by calling (303) 590-3000 and using the pass code 11096920.
     Houston-based Copano Energy, L.L.C. is a midstream natural gas company with natural gas gathering, intrastate pipeline and natural gas processing assets in Oklahoma and Texas.
     Metalmark Capital is an independent private equity firm whose principals have a long track record of successful investing in a wide range of industries, including their core areas of expertise — industrials, healthcare, financial services, energy and other natural resources. For more information, please visit www.metalmarkcapital.com.
This news release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include statements related to Copano’s contemplated equity and debt financings to fund the Cantera acquisition, Cantera’s future results of operations and Copano’s future cash distribution policy as a result of the Cantera acquisition. These statements are based on certain assumptions made by the company based on management’s experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause the company’s actual results to differ materially from those implied or expressed by the forward-looking statements. These risks include an inability to obtain new sources of natural gas supplies, the loss of key producers that supply natural gas to the company, key customers reducing the volume of natural gas and natural gas liquids they purchase from the company, a decline in the price and market demand for natural gas and natural gas liquids, the incurrence of significant costs and liabilities in the future resulting from the company’s failure to comply with new or existing environmental regulations or an accidental release of hazardous substances into the environment, the inability to consummate the Cantera acquisition or the financing thereof, and other factors detailed in the company’s Securities and Exchange Commission filings.
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